Exhibit 5.1

September 16, 2024

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

Ladies and Gentlemen:

We have acted as North Carolina counsel to Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) on this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement has been filed to register under the Securities Act (i) the issuance of up to 2,500,000 shares (the “Plan Shares”) of Class A common stock, par value of $0.0001 per share, of the Company, pursuant to the Cheetah Net Supply Chain Service Inc. 2024 Stock Incentive Plan (the “Plan”), and (ii) the reoffer and resale of up to an aggregate of 1,050,000 of the Plan Shares by certain executive officers and directors of the Company identified as selling stockholders in the reoffer prospectus (the “Reoffer Prospectus”) contained in the Registration Statement who may receive such Plan Shares. This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.

In connection with this matter, we have examined and relied upon signed copies of the Registration Statement being filed with the Commission, including the exhibits thereto. We have also examined and relied upon (i) the Third Amended and Restated Articles of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) records of certain corporate proceedings of the Company relating to the adoption of the Plan, the issuance of the Plan Shares and the filing of the Registration Statement, (iv) the Plan and (v) other documents and instruments as we have deemed appropriate as a basis for the opinion expressed below.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Class A common stock of the Company that there are insufficient authorized and unissued shares thereof for issuance of the Plan Shares.

Based upon the foregoing we are of the opinion that, when the Registration Statement has become effective under the Act, and the Plan Shares have been duly issued and delivered by the Company as contemplated by the Registration Statement and the Plan, the Plan Shares will be validly issued, fully paid and non-assessable.

Cheetah Net Supply Chain Service Inc.

September 16, 2024

The foregoing opinion is limited to matters governed by the North Carolina Business Corporation Act, and we express no opinion as to the effect of the laws of any other jurisdiction. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The above opinion is expressed as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in applicable law or any factual developments occurring after the date hereof that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the heading “Legal Matters” in the Reoffer Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Maynard Nexsen PC
Maynard Nexsen PC